Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is made, entered into and effective as of January 1, 2016 (“Effective Date”), by and among Blaise J. Wolfrum, M.D. (the “Seller”), Behavioral Health Care Associates, Ltd., an Illinois corporation (the “Company”), and Accelera Innovations, Inc., a Delaware corporation (the “Purchaser”). All parties to this Agreement may be individually referred to herein as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Seller, Company, and Purchaser are Parties to the following agreements: Stock Purchase Agreement dated on or about November 20, 2013, First Amendment to the Stock Purchase Agreement dated February 24, 2014, Second Amendment to the Stock Purchase Agreement dated March 18, 2014, Third Amendment to the Stock Purchase Agreement dated May 30, 2014, Fourth Amendment to the Stock Purchase Agreement dated May 31, 2015, Employment Agreement and Employee Confidentiality, Non-Circumvention and Non-Solicitation Agreement dated on or about November 20, 2013, Stock Pledge and Escrow Agreement dated on or about November 20, 2013, Stock Power Certificate dated on or about November 20, 2013, Bill of Sale dated on or about November 20, 2013, Assignment of Stock dated on or about November 20, 2013, and other written and oral agreements or understandings relating to the aforementioned agreements (hereinafter collectively referred to as the “Stock Sale Agreements”);

WHEREAS, the Purchaser did not make the payments to Seller as required by the Stock Sale Agreements, as amended; and,

WHEREAS, the Parties now desire to terminate the Stock Sale Agreements as of the Effective Date.

NOW, THEREFORE, in consideration of mutual promises contained herein, and in consideration of the above recitals, which are incorporated into this Agreement by reference, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follow:

1. Termination. Upon the execution of this Agreement by all Parties, the Stock Sale Agreements (other than this Agreement) shall be terminated, null and void, and of no further force or effect, and any and all rights, duties and obligations arising thereunder or in connection with Stock Sale Agreements (other than this Agreement) are now and hereafter fully and finally terminated, except for the Surviving Obligations (defined below), which shall survive such termination and shall continue in full force and effect. For the avoidance of doubt, it is the intention of the Parties that no provision of the Stock Sale Agreements shall survive the termination of such Stock Sale Agreements pursuant to this Agreement, notwithstanding any indication to the contrary in either such agreement, except for this Agreement and the Surviving Obligations.

2. Surviving Obligations. The Parties agree that only the following obligations shall survive the termination of such Stock Sale Agreements (the “Surviving Obligations”):

A. The Parties agree and reaffirm their previous agreement that Purchaser has conveyed and transferred or shall convey or transfer Seventy Thousand (70,000) Shares of Stock in Purchaser. The Seller shall be fully vested in the Seventy Thousand (70,000) Shares of Stock upon the execution of this Agreement by all Parties. The Seventy Thousand (70,000) Shares of Stock shall be unrestricted and free trading stock and free and clear of all liens, security interests, pledges, restrictions, encumbrances, equities, claims, charges, voting agreements, voting trusts, proxies and rights of any kind, nature or description, except for restrictions imposed under federal securities laws.

B. Purchaser, at its sole cost and expense, shall immediately take any and all actions required to remove all restrictions on the Seventy Thousand (70,000) Shares of Stock in Purchaser, including, without limitation, the provision of an attorney opinion letter satisfactory to Purchaser to the extent legally permissible under federal securities laws.

C. The Parties agree that Purchaser has transferred or conveyed or shall transfer and convey Six Hundred Thousand (600,000) Shares of Stock in Purchaser. The Seller shall be fully vested the Six Hundred Thousand (600,000) Shares of Stock upon the execution of this Agreement by all Parties. The Six Hundred Thousand (600,000) Shares of Stock shall be free and clear of all liens, security interests, pledges, restrictions, encumbrances, equities, claims, charges, voting agreements, voting trusts, proxies and rights of any kind, nature or description, except for the terms and conditions of the Lock-Up and Leak-Out Agreement dated November 20, 2013 and restrictions imposed under federal securities laws.

D. Purchaser, at its sole cost and expense, shall take any and all actions required to remove all restrictions on the Six Hundred Thousand (600,000) Shares of Stock, including, without limitation, the provision of an attorney opinion letter satisfactory to Purchaser to the extent legally permissible under federal securities laws, subject to the terms and conditions of the Lock-Up and Leak-Out Agreement dated November 20, 2013.

E. The transfer of Shares from Purchaser to Seller is irrevocable and non-refundable under any circumstance. The Parties agree that the transfer of Shares from Purchaser to Seller shall not be deemed to be consideration under or pursuant to any of the Stock Sale Agreements.

3. Audit. Upon execution of this Agreement, Seller shall permit Purchaser, at Purchaser’s sole cost and expense, to conduct a commercially reasonable audit of the Company consistent with the nature and scope of previous audits performed by Purchaser of the Company.

4. Form 8-K. Within four (4) business days of the execution of this Agreement, Purchaser shall file with the U.S. Securities and Exchange Commission a Form 8-K disclosing the terms and termination of the Stock Sale Agreements.

5. Internal Revenue Service. The Purchaser warrants and represents that it has not filed and shall not file or cause or authorize to be filed any tax return with the Internal Revenue Service or state revenue agency that recognizes the revenues or expenses of the Company or otherwise claims an ownership interest in the Company after the Effective Date.

6. Purchaser’s Release of Seller and Company. Purchaser, and any affiliate of Purchaser or other parties claiming by or through Purchaser, agrees to generally and forever release and discharge Seller and Company, and any and all of Company’s affiliated entities, parents, subsidiaries, successors, assigns, shareholders, directors, officers, employees, agents, attorneys, and other representatives, from any and all claims, actions, lawsuits, obligations, or liability, monetary or otherwise, whether known or unknown, arising from or related to the Stock Sale Agreements, or any other issue or matter arising prior to or on the date of full execution of this Agreement. In addition, Purchaser, and any affiliate of Purchaser or other parties claiming by or through Purchaser, agrees and covenants not to make, commence, file, or assert against Seller and Company, and any and all of Company’s affiliated entities, parents, subsidiaries, successors, assigns, shareholders, directors, officers, employees, agents, attorneys, and other representatives, any claim, lawsuit, action, or other request for relief arising from or related to the Stock Sale Agreements, or any other issue or matter arising prior to or on the date of full execution of this Agreement.

7. Purchaser’s Indemnification of Seller and Company. Purchaser and Purchaser’s affiliates shall defend, indemnify, and hold harmless Seller and Company, and any and all of Company’s affiliated entities, parents, subsidiaries, successors, assigns, shareholders, directors, officers, employees, agents, attorneys, and other representatives (each for the purpose of this Agreement, an “Seller Indemnitee”) from and against any and all claims, damages, losses, and expenses, including reasonable attorneys’ fees, suffered or incurred, including any incidental, consequential, special, exemplary or punitive damages by any such Seller Indemnitee arising from, relating to or otherwise in respect of (i) the Stock Sale Agreements, (ii) any breach of any covenant, warranty, or agreement in this Agreement, (iii) oral or written statements made by Purchaser to third parties, including auditors and the U.S. Securities and Exchange Commission, concerning or relating to the Stock Sale Agreements, and (iv) documents provided to third parties by Purchaser, including auditors and the U.S. Securities and Exchange Commission, concerning or relating to the Stock Sale Agreements.

8. Remedies. All Parties shall have the right to recover damages resulting from any breach of this Agreement, which shall be cumulative and non-exclusive. Should Purchaser or an affiliate of Purchaser commence any lawsuit or other action against Seller or Company, or any and all of Company’s affiliated entities, parents, subsidiaries, successors, assigns, shareholders, directors, officers, employees, agents, attorneys, and other representatives, for any claim arising from or related to this Agreement or the Stock Sale Agreements, Seller and Company shall be entitled, in addition to such other relief as may be granted, to an award of all of its reasonable costs and expenses, including, but not limited to, expert fees, and reasonable attorneys’ fees incurred in connection therewith from Purchaser and Purchaser’s affiliates.

9. Governing Law: This Agreement shall be governed by and interpreted under Illinois law, including its choice of law provisions. Any and all disputes arising from or relating to this Agreement shall be brought in the Circuit Court of DuPage County, Illinois.

10. Severability. Notwithstanding any other provision in this Agreement, if any part or provision of this Agreement is declared or held unenforceable, such declaration shall not affect any other part or provision of this Agreement.

11. Recitals. The Recitals to this Agreement are to be read as part of this Agreement and are specifically incorporated herein.

12. Authorized Signatures and Counterparts. The Parties to this Agreement represent and warrant that the persons who execute this Agreement have actual or apparent authority to bind the Party to the terms and conditions of this Agreement. The Parties also agree that this Agreement may be executed in counterparts, and all counterparted executions shall be treated as a single execution of this Agreement by all Parties. The Parties also agree that faxed, scanned, or other photocopied signatures on this Agreement shall be treated as original signatures.

13. Further Assurances. The Parties shall execute such further documents and do any and all such further things as may be necessary subject to applicable federal securities laws to implement and carry out the intent of this Agreement, including, without limitation, the removal of the restrictions on the 670,000 Shares of Stock in Purchaser. Purchaser further agrees to timely take all action(s) necessary to clear the 670,000 Shares of Stock in Purchaser of restriction, including, without limitation, (i) authorizing the Purchaser’s transfer agent to remove the restrictive legend, (ii) expediting the acquisition of a legal opinion from the Purchaser’s authorized counsel at the Purchaser’s expense, (iii) delivering any additional documentation that may be required by the Seller, its broker or the transfer agent in connection with the legend removal request, including Rule 144 share representation letters and a resolution of the Board of Directors evidencing proper issuance of the 670,000 Shares of Stock, and (iv) cooperating and communicating with the Seller, its broker and the transfer agent in order to clear the 670,000 Shares of Stock of restriction as soon as reasonably possible.

14. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

15. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any provision of this Agreement of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

16. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

17. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

18. Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Termination Agreement effective as of the date set forth below.

[THIS SPACE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

[TERMINATION AGREEMENT SIGNATURE PAGE]

Dated as of March 31, 2016.

Blaise J. Wolfrum, M.D.
(“SELLER”)

/s/ Blaise J. Wolfrum, M.D.
	By:	Blaise J. Wolfrum, M.D.

Accelera Innovations, Inc. (“PURCHASER”)

/s/ Cindy Boerum
	By:	Cindy Boerum
	Its:	President

Behavioral Health Care Associates (“COMPANY”)

/s/ Blaise J. Wolfrum, M.D.
	By:	Blaise J. Wolfrum, M.D.
	Its:	President

[THIS SPACE INTENTIONALLY LEFT BLANK]